Exhibit 32

EXHIBIT 32 - SECTION 1350 CERTIFICATIONS OF CEO AND CFO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that the quarterly report on Form 10-Q of Bemis Company, Inc. for the quarter ended June 30, 2005 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bemis Company, Inc.

/s/ Jeffrey H. Curler	s/ Gene C. Wulf
Jeffrey H. Curler, President and Chief Executive Officer	Gene C. Wulf, Senior Vice President and Chief Financial Officer
August 5, 2005	August 5, 2005